CRAIG-HALLUM CONFERENCE, NOVEMBER 11/17/2020 Kura Sushi management presentation Exhibit 99.1 KURA REVOLVING SUSHI BAR

Disclaimer This presentation has been prepared for informational purposes only. No money or other consideration is being solicited, and if sent in response, will not be accepted. This presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Company is not under any obligation to make an offering. It may choose to make an offering to some, but not all, of the people who indicate an interest in investing. Any such offering of securities will only be made by means of a registration statement (including a prospectus) filed with the SEC, after such registration statement becomes effective. No such registration statement has been filed as of the date of this presentation. The information included in any registration statement will be more complete than the information the Company is providing now, and could differ in important ways. This presentation, related video and oral communications made during the course of this presentation may contain forward-looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include but are not limited to: risks related to the COVID-19 outbreak; our ability to successfully maintain increases in our comparable restaurant sales; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). Given these assumptions, risks and uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. Unless required by United States federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made. Our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. The market data and certain other statistical information used throughout this presentation are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness. Similarly, our estimates have not been verified by any independent source. Certain financial measures presented in this presentation, such as Adjusted EBITDA, Adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit margin, are not recognized under generally accepted accounting principles in the United States (“GAAP”) and are defined in the accompanying Appendix. Such non-GAAP measures are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that the use of such non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that such non-GAAP financial measures are not indicative of overall results for the Company, and restaurant-level operating profit does not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measure. Because of these limitations, non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. See the accompanying Appendix for a reconciliation of non-GAAP measures used in this presentation. Additional financial data and other measures for the company, including Average Unit Volume (AUVs) and comparable restaurant sales growth, are defined in the Appendix. By attending or receiving this presentation and viewing the related video, you acknowledge that you will be solely responsible for your own assessment of the market and our market position and that you will conduct your own analysis and be solely responsible for forming your own view of the potential future performance of our business. KURA REVOLVING SUSHI BAR 1

Section 1: company Overview Section 1 Company Overview Section 2 Growth and Near-term Strategy Section 3 Financial Appendix A Definitions Appendix B Reconciliations PRESENTERS Hajime “Jimmy” Uba President / CEO Koji Shinohara CFO KURA REVOLVING SUSHI BAR 2

COMPANY overview Kura experience video KURA REVOLVING SUSHI BAR 3

Built On Our Distinctive Service Model & Technology COMPANY Overview The kura experience Revolving conveyor belt On-demand screen & express belt Bikkura-pon rewards machine Other elements Guests can begin dining as soon as they are seated Curated selection of beautifully crafted plates All plates are $3.00 or under Creates a constant sense of motion Full access to menu of over 140 items Orders delivered directly to the table on the express conveyor belt Minimizes contact between guests and servers Dispenses rewards for every 15 plates consumed Currently partnered with Sonic the Hedgehog Encourages guests to consume more dishes to reach the next dining milestone Mr. Fresh helps protect plates found on the revolving belt Clear your table with plate slots, progress towards rewards KURA REVOLVING SUSHI BAR 4

Fiscal Years 2021, 2022 Company overview System footprint and Anticipated New markets GA TX CA IL NJ NV DC WA MI FL AZ OR NY PA MA MD HI Legend Existing Market Currently Under Construction Identified Market KURA REVOLVING SUSHI BAR 5

Non-GAAP: See Appendix B for Reconciliation COMPANY overview Financial snapshot Historical unit growth Recent financial performance (US$ in thousands) Fiscal Year 2019 Fiscal Year 2020 FY19 Q4 FY20 Q4 Average Unit Volumes $3,498 $1,942 n.a. n.a. Comparable Restaurant Sales Growth 6.2% (37.8)% 9.4% (72.7)% Sales $64,245 $45,168 $18,753 $5,528 Operating Income $1,661 ($16,498) $965 ($6,839) Net Income $1,456 ($17,358) $916 ($6,849) Restaurant-Level Operating Profit(1) $12,945 ($733) $4,055 ($2,299) Restaurant-Level Operating Profit Margin(1) 20.1% (1.6)% 21.6% (41.6)% Adjusted EBITDA(1) $5,195 ($12,995) $1,973 ($5,408) Adjusted EBITDA margin(1) 8.1% (28.8%) 10.5% (97.8)% 31-32 (E) 2015A 8 2016A 11 2017A 14 2018A 17 2019A 23 2020A 25 2021E 28(YTD) (1) KURA REVOLVING SUSHI BAR 6

Section 2: growth and Near-term strategy Section 1 Company Overview Section 2 Growth and Near-term Strategy Section 3 Financial Appendix A Definitions Appendix B Reconciliations KURA REVOLVING SUSHI BAR 7

GROWTH AND NEAR-TERM Strategy Our sales levels, as compared to prior year, continue to track proportionately to dining room capacity restrictions, indicating strong, ongoing consumer demand. Automation-heavy restaurant model will become an increasingly meaningful competitive advantage as labor inflation continues. While the timeline is unclear, we believe that the pandemic will eventually end and will not be a permanent fact of life. We are confident that our unit economics will recover to previous industry-leading levels once we are able to return to normalcy. Key assumptions Our business model and consumer demand remain strong Unit growth remains critical to corporate growth Capital access and parent company support Our primary strategy to improve profitability is to leverage G&A by growing revenue. At this point in our growth story, the impact of new units openings on revenue growth is far greater than other revenue drivers such as comps. By continuing to open new units, we believe we will be able to receive their full benefit and hit the ground running upon normalcy, positioning us for a rapid recovery and significantly reducing our post-pandemic recovery timeline. We aim to take advantage of real estate opportunities unique to the sushi industry, due to the industry’s fragmentation and high proportion of individual owner-operators. We have increased our revolver from $20M to $35M, providing ample pandemic support and growth capital. Ongoing support from our parent company allows us to make capital expenditure decisions that would be impossible or considered too risky for other chains. With our capital access, we have the freedom to pursue all of the opportunities that the pandemic presents. KURA REVOLVING SUSHI BAR 8

GROWTH AND NEAR-TERM Strategy Near-term strategies KURA REVOLVING SUSHI BAR 9 POST-PANDEMIC RECOVERY UNIT GROWTH NEW REVENUE STREAMS G&A LEVERAGING GUEST AFFINITY KURA EXPERIENCE UPGRADES RUNWAY EXTENSION REAL ESTATE DEVELOPMENT VERSION 2.0

GROWTH AND NEAR-TERM Strategy Three stores have been opened to-date in Q1 of fiscal year 21, allowing us to enter two new markets. Fort Lee, NJ – opened in September and is significantly outperforming expectations Washington, D.C., opened in November. Koreatown, Los Angeles, opened in November. Upgrading our development capabilities. Brought on first Kura Sushi USA CDO in May. Thanks to Robert’s efforts, we were able to open three units to-date, making this our busiest first quarter ever for development. Adopted Forum Analytics as our data analysis platform, which will allow for a more data-driven site selection process. Reinforced liquidity by increasing revolver from $20M to $35M. Extended payback period from 1 year to 5 years. Building our off-premises business. Launched systemwide adoption of Grubhub in Q4 of fiscal 20. Currently running test program for Square. Expect to integrate mobile ordering into our existing app through Square in the very near future. Square also offers tableside payment and in-restaurant ordering with mobile phones. These efforts grew our off-premises mix from our historical 1%, to 17% for Q4 of fiscal 20. We believe that we are still very early in our off-premises life cycle, and that our off-premises has abundant room to grow. System improvements Began Crunchtime rollout as our new BOH platform, expected to be completed by the end of this calendar year. Updates to our mobile app, to integrate waitlist check-in, mobile ordering, and rewards into a single package. RECENT EVENTS AND INITIATIVES KURA REVOLVING SUSHI BAR 10

GROWTH AND NEAR-TERM Strategy: DEVELOPMENT New unit pipeline Robust pipeline for fiscal years 21 and 22 Planned markets and leases under negotiation Under construction Executed leases Sherman Oaks, CA Bellevue, WA Aventura, FL Troy, MI Stonestown Galleria, San Francisco, CA Watertown, MA Oakbrook, IL Chandler, AZ Camelback Colonnade, AZ UTC San Diego, CA Johns Creek, GA Honolulu, HI Skokie, IL Dorcester, MA Rockville, MD Washington Square, OR Long Island, NY Philadelphia, PA King of Prussia, PA Arlington, TX San Antonio, TX Lynwood, WA Southcenter, WA KURA REVOLVING SUSHI BAR 11

Growth and near-term strategy: revenue Historically, our focus has been on driving revenue through in-restaurant sales. As we believe a significant component of our consumer appeal is the Kura Experience, building off-premises sales were a low priority, with the off-premises sales mix representing only 1% of revenue. Indoor dining remains the biggest source of revenue, as we’ve seen revenue increases in direct proportion to relaxed indoor dining restrictions (i.e. a 25% revenue increase when seating restrictions are relaxed from 25% to 50%.) However, dining room restrictions are beyond our control, and represent a ceiling on our earning ability if we limit our sales focus to dining rooms. While we continue to believe that, after the pandemic, our guests will prefer indoor dining to off-premises dining, we have shifted gears and have made building our off-premises business one of our top priorities. Our off-premises mix for Q4 grew organically to 17%, or $950K, with the majority of off-premises orders being placed by phone or in person. We began expanding our offerings in August through Grubhub’s marketplace, allowing for online ordering. In September, Grubhub represented 24% of our total off-premises sales of $350K. Grubhub was extremely useful as a learning experience, as we now know that the vast majority of our guests that place online orders place pickup, as opposed to delivery orders. Beyond four walls GRUBHUB 17461 Derian Ave KURA REVOLVING SUSHI BAR-Irvine GH+2700 Alton Pkwy (949) 553-0747 47 ratings 98% Food was good 100% Delivery was on time 96% Order was correct KURA REVOLVING SUSHI BAR 12

GROWTH AND NEAR-TERM STRATEGY: REVENUE

BEYOND FOUR WALLS

(continued)

- We are now running a pilot program with Square, as their fees, particularly for pickup, are materially lower than Grubhub.
  - We can also now offer mobile ordering through our existing app via Square's ordering page, pending update approval from the App Store (see right).
  - These efforts are expected to drive greater off-premises sales by removing customer friction and by allowing us to offer our food at the same prices as our restaurants, due to Square's lower fees.
  - As we roll out Square, we will no longer need to rely on servers to man telephones for takeout orders, allowing us to more efficiently staff our restaurants.
- In addition to our off-premises efforts, we have also adopted outdoor dining for the first time.
  - This has been a significant revenue driver, particularly in markets like California where indoor dining is restricted.
    - Through outdoor seating, we were able to add an additional 75 tables to our California system seating capacity.


KURA
REVOLVING SUSHI BAR
Kura Revolving Sushi Bar - Irvine
2700 Alton Pkwy #133, Irvine, California 92606 • Pickup until 9:30 pm • Estimated prep time: 30 minutes
Pickup ASAP Change time
Nigiri
Rolls
Hand Rolls (Seaweed)
Hand Rolls (Soy Paper)
Gunkan
Sides
Soup
Rice


4:02 PM
Kura Sushi
Guest Name John Doe
Irvine(CA)
Approx. Wait Time 0 minutes
as of 04:01 PM (US/Pacific)
Open hours: 11:30 AM ~ 09:30 PM
Order Online
yelp
Party Of 1
Seating Pref. First Available
CHECK-IN
REFRESH

13

(All dates refer to the beginning of each month) Company overview Summary of Store operation Status June July August September October As of 11/15 California Stores (14 units as of June) Indoor + Outdoor 12 0 1 1 5 5 Outdoor + Off-Prem 0 3 10 10 7 9 (Koreatown open) Off-Prem Only 0 11 1 0 0 0 Closed 2 0 2 3 2 1 Other Markets (11 units as of June) Indoor + Outdoor 9 11 11 12 (Fort Lee open) 12 12 (DC open) Outdoor + Off-Prem 0 0 0 0 0 1 Off-Prem Only 0 0 0 0 0 0 Closed 2 0 0 0 0 0 KURA REVOLVING SUSHI BAR 14

(1) Excludes pre-opening labor costs and employee related insurance costs. Company overview Summary of subsequent events August September October Revenue $2.2M $2.9M $3.4M Comp Sales (66)% (53)% (44)% Labor Margins 48%(1) 42%(1) 40%(1) Store Performance FY20 Q4 September October Grubhub Sales $35K $84K $123K Total Off-Premises Sales $950K $350K $405K Off-Premises Revenue August September October CA 1 5 8 Non-CA 11 12 12 # of stores with indoor dining operation KURA REVOLVING SUSHI BAR 15

Company overview Cash burn analysis Expenditure Bucket FY20 Q4 (A) FY21 Q1 (E) FY21 Full Year (E) Capex $400K $450K $175-$225K G&A $225K $300K $250K RL Cash Burn $225K $50K - Total $850K $800K - KURA REVOLVING SUSHI BAR 16

Section 3: Financial Section 1 Overview Section 2 Growth and Near-term Strategy Section 3 Financial Appendix A Definitions Appendix B Reconciliations KURA REVOLVING SUSHI BAR 17

Financial Condensed statements of operations (in thousands, except per share amounts) Three Months Ended Aug 31, Fiscal Year Ended Aug 31, 2020 2019 2020 2019 Sales $ 5,528 $ 18,753 $ 45,168 $ 64,245 Restaurant operating costs: Food and beverage costs 1,841 6,168 14,709 21,048 Labor and related costs 3,333 5,656 18,669 19,942 Occupancy and related expenses 1,694 1,301 6,359 4,593 Depreciation and amortization expenses 862 598 2,980 2,055 Other costs 1,484 1,986 6,705 7,088 Total restaurant operating costs 9,214 15,709 49,422 54,726 General and administrative expenses 3,070 2,049 12,064 7,748 Depreciation and amortization expenses 83 30 180 110 Total operating expenses 12,367 17,788 61,666 62,584 Operating income (loss) (6,839) 965 (16,498) 1,661 Other expense (income): Interest expense 33 62 136 188 Interest income (18) (40) (450) (51) Income (loss) before income taxes (6,854) 943 (16,184) 1,524 Income tax expense (benefit) (5) 27 1,174 68 Net income (loss) $ (6,849) $ 916 $ (17,358) $ 1,456 Net income (loss) per Class A and Class B common share Basic $ (0.82) $ 0.15 $ (2.08) $ 0.28 Diluted $ (0.82) $ 0.15 $ (2.08) $ 0.26 Weighted average Class A and Class B shares outstanding Basic 8,342 6,124 8,338 5,283 Diluted 8,342 6,277 8,338 5,512 KURA REVOLVING SUSHI BAR 18

Financial Selected Balance Sheet Data and Selected Operating Data (in thousands, except restaurants and percentages) Aug 31, 2020 Aug 31, 2019 Selected Balance Sheet Data: Cash and cash equivalents $ 9,259 $ 38,044 Total assets $ 118,379 $ 76,410 Total liabilities $ 72,666 $ 14,229 Total stockholders’ equity $ 45,713 $ 62,181 Three Months Ended Aug 31, Fiscal Year Ended Aug 31, 2020 2019 2020 2019 Selected Operating Data: Restaurants at the end of period 25 23 25 23 Average unit volumes N/A N/A 1,942 3,498 Comparable restaurant sales growth (72.7) % 9.4% (37.8) % 6.2 % EBITDA $ (5,894) $ 1,593 $ (13,338) $ 3,826 Adjusted EBITDA $ (5,408) $ 1,973 $ (12,995) $ 5,195 Adjusted EBITDA margin (97.8) % 10.5% (28.8) % 8.1 % Operating income (loss) $ (6,839) $ 965 $ (16,498) $ 1,661 Operating profit margin (123.7) % 5.1% (36.5) % 2.6 % Restaurant-level operating profit (loss) $ (2,299) $ 4,055 $ (733) $ 12,945 Restaurant-level operating profit margin (41.6) % 21.6% (1.6) % 20.1 % KURA REVOLVING SUSHI BAR 19

Appendix A: definitions Section 1 Company Overview Section 2 Growth and Near-term Strategy Section 3 Summary Appendix A Definitions Appendix B Reconciliations KURA REVOLVING SUSHI BAR 20

Appendix a EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense, asset disposals, closure costs and restaurant impairments, as well as certain items that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales. Effective August 31, 2020, the Company no longer excludes pre-opening costs and cash-based pre-opening lease expense from its computation of Adjusted EBITDA. Adjusted EBITDA for the three months and fiscal year ended August 31, 2019 has been restated to conform to the current period computation methodology.  Average Unit Volumes (“AUVs”) consist of the average annual sales of all restaurants that have been open for 18 months or longer at the end of the fiscal year presented. AUVs are calculated by dividing (x) annual sales for the fiscal year presented for all such restaurants by (y) the total number of restaurants in that base. The Company makes fractional adjustments to sales for restaurants that were not open for the entire fiscal year presented (e.g., a restaurant is closed for renovation) to annualize sales for such period of time. The Company did not make any adjustments for the temporary restaurant closures due to COVID-19 during three months and fiscal year ended August 31, 2020. Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization; stock-based compensation expense; pre-opening costs and general administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of our restaurants; non-cash lease expense; asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level Operating Profit margin is defined as restaurant-level operating profit (loss) divided by sales. Effective August 31, 2020, the cash portion of pre-opening lease expense is included in pre-opening costs and the non-cash portion of pre-opening lease expense is included in non-cash lease expense in the computation of restaurant-level operating profit (loss). Restaurant-level operating profit (loss) for the three months and fiscal year ended August 31, 2019 has been restated to conform to the current period computation methodology and had no impact to the total restaurant-level operating profit amount of $4.055 million and $12.945 million, respectively. Comparable Restaurant Sales Growth refers to the change in year-over-year sales for the comparable restaurant base. The Company include restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period. Growth in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base. The Company did not make any adjustments for the temporary restaurant closures due to COVID-19 during three months and fiscal year ended August 31, 2020. Key financial definitions KURA REVOLVING SUSHI BAR 21

Appendix a To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), certain financial measures, such as EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit margin (“Non-GAAP measures”) are not recognized under GAAP. These Non-GAAP measures are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these Non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. However, these measures may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with our GAAP financial results. Additionally, the Company presents restaurant-level operating profit because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit to measure operating performance and returns from opening new restaurants. The Company believes that the use of these Non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit and restaurant-level operating profit margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit and restaurant-level operating profit margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. In addition, you should be aware when evaluating these Non-GAAP measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these Non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these Non-GAAP measures in the same fashion. Because of these limitations, these Non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on our GAAP results and using these Non-GAAP measures on a supplemental basis. Non-gaap financial measures KURA REVOLVING SUSHI BAR 22

Appendix b: reconciliations Section 1 Company Overview Section 2 Growth and Near-term Strategy Section 3 Summary Appendix A Definitions Appendix B Reconciliations KURA REVOLVING SUSHI BAR 23

APPENDIX B

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(in thousands; unaudited)

	Three Months Ended Aug 31,		Fiscal Year Ended Aug 31,	
	2020	2019[1]	2020	2019[1]
Net income (loss)	$ (6,849)	$ 916	$ (17,358)	$ 1,456
Interest (income) expense, net	15	22	(314)	137
Taxes	(5)	27	1,174	68
Depreciation and amortization	945	628	3,160	2,165
EBITDA	(5,894)	1,593	(13,338)	3,826
Stock-based compensation expense[2]	280	114	860	590
Non-cash lease expense[4]	376	191	1,233	704
Employee retention credit[5]	(170)	—	(1,750)	—
Other[6]	—	75	—	75
Adjusted EBITDA	$ (5,408)	$ 1,973	$ (12,995)	$ 5,195

(1) Effective August 31, 2020, the Company no longer excludes pre-opening costs and cash-based pre-opening lease expense from its computation of Adjusted EBITDA. The non-cash portion of pre-opening lease expense is included in non-cash lease expense in the computation of Adjusted EBITDA. Adjusted EBITDA for the three months and fiscal year ended August 31, 2019 has been restated to conform to the current period computation methodology. The cash portion of pre-opening lease expense is included in pre-opening costs and the non-cash portion of pre-opening lease expense is included in non-cash lease expense in the computation of Restaurant-level operating profit (loss). Restaurant-level operating profit (loss) for the three months and fiscal year ended August 31, 2019 has been restated to conform to the current period computation methodology and there was no impact to the total amounts of $4.055 million and $12.945 million, respectively.

(2) Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of operations and of corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.

(3) Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of our restaurants, and other related pre-opening costs.

(4) Non-cash lease expense includes lease expense from the date of possession of our restaurants that did not require cash outlay in the respective periods.

(5) Refundable credit against certain employment taxes as permitted under the CARES Act.

(6) Other adjustments include a $75 thousand expense related to a legal settlement.

KURA REVOLVING SUSHI BAR
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APPENDIX B

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO RESTAURANT-LEVEL OPERATING PROFIT (LOSS)

(in thousands; unaudited)

	Three Months Ended Aug 31, 2020	Three Months Ended Aug 31, 2019[1]	Fiscal Year Ended Aug 31, 2020	Fiscal Year Ended Aug 31, 2019[1]
Operating income (loss)	$ (6,839)	$ 965	$ (16,498)	$ 1,661
Depreciation and amortization	945	628	3,160	2,165
Stock-based compensation expense[2]	280	114	860	590
Pre-opening costs[3]	292	204	972	587
Non-cash lease expense[4]	376	191	1,233	704
Employee retention credit[5]	(170)	—	(1,750)	—
General and administrative expenses	3,070	2,049	12,064	7,748
Corporate-level stock-based compensation included in General and administrative expenses	(253)	(96)	(774)	(510)
Restaurant-level operating profit (loss)	$ (2,299)	$ 4,055	$ (733)	$ 12,945

(1) Effective August 31, 2020, the Company no longer excludes pre-opening costs and cash-based pre-opening lease expense from its computation of Adjusted EBITDA. The non-cash portion of pre-opening lease expense is included in non-cash lease expense in the computation of Adjusted EBITDA. Adjusted EBITDA for the three months and fiscal year ended August 31, 2019 has been restated to conform to the current period computation methodology. The cash portion of pre-opening lease expense is included in pre-opening costs and the non-cash portion of pre-opening lease expense is included in non-cash lease expense in the computation of Restaurant-level operating profit (loss). Restaurant-level operating profit (loss) for the three months and fiscal year ended August 31, 2019 has been restated to conform to the current period computation methodology and there was no impact to the total amounts of $4.055 million and $12.945 million, respectively.

(2) Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of operations and of corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.

(3) Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of our restaurants, and other related pre-opening costs.

(4) Non-cash lease expense includes lease expense from the date of possession of our restaurants that did not require cash outlay in the respective periods.

(5) Refundable credit against certain employment taxes as permitted under the CARES Act.

KURA REVOLVING SUSHI BAR

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